                                                                     EXHIBIT 4.6


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         YORK INTERNATIONAL CORPORATION


          YORK INTERNATIONAL CORPORATION, a Delaware corporation, hereby certifies as follows:

          1.  The name of the Corporation is York International Corporation.
The Corporation was originally incorporated under the name "York Holdings Corporation." The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 27, 1988. The Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on September 8, 1989, on January 31, 1991 and on September 30, 1991.

          2. This Amended and Restated Certificate of Incorporation amends and restates the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

                                  ARTICLE ONE

          The name of the Corporation is York International Corporation.

                                  ARTICLE TWO

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle l9801. The name of its registered agent at such address is The Corporation Trust Company.
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                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

                                    [Deleted]

                                  ARTICLE FIVE

                             A.  AUTHORIZED SHARES
                                 -----------------

          Subject to the provisions of the ARTICLE FIVE and ARTICLE TEN, the total number of shares of capital stock which the Corporation has authority to issue is 210,000,000 shares, consisting of (a) 200,000,000 shares of common stock, par value $.005 per share ("Common Stock"), and (b) 10,000,000 shares of preferred stock, par value $.005 per share ("Preferred Stock").

                                 B.  COMMON STOCK
                                     ------------

          Except as otherwise provided in this Amended and Restated Certificate of Incorporation or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges.

          1.  Voting Rights.
              -------------

              (i) Except as otherwise required by law, on all matters to be voted on by the Corporation's stockholders the Common Stock will be entitled to one vote per share.

              (ii) The Common Stock will, except as expressly provided in this Amended and Restated Certificate of Incorporation or as expressly required under the General Corporation Law of the State of Delaware, vote as a single class on all matters to be voted on by the Corporation's stockholders.

          2.  Dividends.  When and as dividends are declared thereon, whether
              ---------
payable in cash, property or securities of the Corporation, each holder of Common Stock will be entitled to participate in such dividends ratably on a per share basis.

          3.  Liquidation.  The holders of the Common Stock will be entitled
              -----------
to share ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

          4.  Registration of Transfer.  The Corporation will keep at its
              ------------------------
principal office (or such other place as the Corporation reasonably designates) a register for the registration and transfer of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

          5.  Replacement.  Upon receipt of evidence reasonably satisfactory to
              -----------
the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          6.  Notices.  All notices referred to in this Amended and Restated
              -------
Certificate of Incorporation shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when received by the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

          7.  Amendment and Waiver.  No amendment or waiver of any provision
              --------------------
of ARTICLE FOUR or this ARTICLE FIVE will be effective without the prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class.

                      C.  PREFERRED STOCK
                          ---------------

          The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series for such consideration as the Board of Directors may from time to time fix. The Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix, alter or reduce (but not below the number then outstanding) the number of shares comprising any such series and the designation thereof, or any of them, and to provide for the rights and terms of redemption or conversion of the shares of any such series; provided that the holders of shares of Preferred Stock will not be entitled to more than one vote per share when voting as a class with the holders of shares of Common Stock.

                                  ARTICLE SIX

          The Corporation is to have perpetual existence.

                                 ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation and this Amended and Restated Certificate of Incorporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

                CERTAIN RIGHTS OF THE CORPORATION'S STOCKHOLDERS

          1.  Section 203 Not Applicable.  The Corporation shall not be governed
              --------------------------
by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

          2.  Special Meetings of Stockholders; Voting.  Special meetings of
              ----------------------------------------
the stockholders of the Corporation may be called by the Board of Directors, such Person or Persons as may be authorized to call a special meeting by the Corporation's by-laws, or by the holders of 15% of the Corporation's Voting Shares. The holders of a majority of the Voting Shares shall constitute a quorum at all meetings of stockholders. When a quorum is present or represented by proxy at any meeting, the vote of the holders of a majority of the Voting Shares present in person or represented by proxy and voting shall decide any question brought before the meeting, except as otherwise provided by law or the provisions of ARTICLE FIVE, Section B, subsection 7 or this ARTICLE TEN. All Voting Shares shall be entitled to one vote per share on any matter submitted to a vote of stockholders, except as otherwise provided by the provisions of this ARTICLE TEN. All proxies, ballots, votes and tabulations that identify the particular vote of holders of Voting Shares shall be confidential and shall not be disclosed except (i) to independent election inspectors appointed by the Corporation, who shall not be directors, officers, or employees of the Corporation, (ii) as required by law, or (iii) when expressly requested by the voting stockholder.

          3.  Action By Stockholders In Lieu of A Meeting.  Any action
              -------------------------------------------
required by the General Corporation Law of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting and shall be delivered to the Corporation by delivery to its registered office in Delaware, the Corporation's principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          4.  Election Of The Board Of Directors
              ----------------------------------

          (a) Annual Election.  Directors of the Corporation shall not be
              ---------------
divided into classes, and the term of each director shall expire at the annual meeting of stockholders.

          (b) Vacancies.  Vacancies on the Board of Directors and newly created
              ---------
directorships shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          5.  Classes Of Stock.  [Deleted]
              ----------------

          6.  Issuances Of Equity Securities
              ------------------------------

          (a) Vote Required for Certain Sales of Equity Securities.  Except as
              ----------------------------------------------------
set forth in subsection (b) of this Section 10.6, in addition to any affirmative vote of stockholders required by any provision of law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, or any policy adopted by the Board of

Directors, the Corporation shall not, and shall not permit any Subsidiary to, on or after September 30, 1991, directly or indirectly, issue or sell any Equity Security of the Corporation or any Subsidiary to any Person who would be, after giving effect to such issuance or sale, an Interested Person, without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, voting together as a single class, excluding from such vote and from Voting Shares deemed to be outstanding all Voting Shares Beneficially Owned by such Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

          (b) When a Vote is Not Required.  The provisions of subsection (a) of
              ---------------------------
this Section 10.6 shall not be applicable with respect to any issuance of shares of a class of Equity Securities (x) where such issuance or sale is made to a Person who is not an Affiliate of the Corporation and such issuance or sale has been approved by a majority of the members of the Board of Directors who are not employees of the Corporation; or (y) pursuant to (i) any stock split-up or division effected by the Corporation on a pro rata basis to all stockholders of such class, (ii) any dividend that is paid by the Corporation in shares of Equity Securities of the Corporation or any Subsidiary on a pro rata basis to all stockholders of such class, (iii) any dividend reinvestment plan adopted by the Corporation in which all stockholders of such class are eligible to participate, (iv) any sale to underwriters in connection with a bona fide underwritten public offering of Voting Shares, or (v) warrants, options or similar rights existing on or before September 1, 1991.

           7.  Restriction Of Greenmail
               ------------------------

           (a) Vote Required for Certain Acquisitions of Equity Securities.
               -----------------------------------------------------------
Except as set forth in subsection (b) of this Section 10.7, in addition to any affirmative vote of stockholders required by any provision of law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, or any policy adopted by the Board of Directors, the Corporation shall not, and shall not permit any Subsidiary to, knowingly effect any direct or indirect purchase or other acquisition (including, without limitation, redemptions and exchanges), from any Person, of any Equity Security of a class of securities issued by the Corporation or any Subsidiary which is registered pursuant to Section l2 of the Exchange Act, at a price which is in excess of the Market Price of such Equity Security on the date that the understanding to effect such transaction is entered into by the Corporation or any Subsidiary (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, such date to be conclusively established by determination of the Board of Directors), without the affirmative vote of the holders of the Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, voting together as a single class, excluding from such vote and from Voting Shares deemed to be outstanding all Voting Shares Beneficially Owned by such Person. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any Person.

          (b) When a Vote is Not Required.  The provisions of subsection (a) of
              ---------------------------
this Section 10.7 shall not be applicable with respect to:

              (i) any purchase, acquisition, redemption, or exchange of Preferred Stock, the purchase, acquisition, redemption or exchange of which is provided for in any provisions of this Amended and Restated Certificate of Incorporation of the Corporation establishing the designations, rights, and preferences of such Preferred Stock; or

              (ii) any purchase or other acquisition of Equity Securities made as part of a tender or exchange offer by the Corporation made on the same terms to all holders of such Equity Securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor provisions to such Act, rules or regulations).

           8. Rights And Options
              ------------------

           (a) Vote Required for Rights and Options.  Except as set forth in
               ------------------------------------
subsection (b) of this Section 10.8, the Corporation shall not, and shall not permit any Subsidiary to, create or issue any rights or options entitling the holders thereof to purchase or otherwise obtain any Equity Securities issued or to be issued by the Corporation or any such Subsidiary, without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, voting together as a single class.

          (b) When a Vote is Not Required.  The provisions of subsection (a) of
              ---------------------------
this Section 10.8 shall not be applicable with respect to creation or issuance of (i) any rights or options to employees of the Corporation or any Subsidiary in connection with customary compensation arrangements entered into by the Corporation or any Subsidiary in the ordinary course of business or (ii) options or rights to purchase or obtain Equity Securities of any Subsidiary which constitutes less than 10% of the consolidated assets of the Corporation as reflected on the most recent audited financial statements of the Corporation available at the time of issuance issued to (x) employees of such Subsidiary in connection with their employment by such Subsidiary or (y) any Person, other than an Interested Person, pursuant to a bona fide business venture between the Corporation and/or such Subsidiary on one hand and such Person on the other hand or (z) (i) Preferred Stock or (ii) indebtedness of the Corporation which is convertible into Equity Securities.

          9.  Golden Parachutes.  The Corporation shall not enter into or
              -----------------
extend any agreements or arrangements pursuant to which compensation would be paid to any director, officer, or employee of the Corporation which is contingent upon a change of control, merger or acquisition of the Corporation, unless:

          (a) as to any director, officer or other employee whom the Board of Directors has determined makes or is likely to make a significant contribution to the business of the Corporation (i) such action receives the affirmative vote of a majority of the members of the Board of Directors who are not employees of the Corporation and (ii) payments made to a person pursuant to any such agreement or arrangement shall be limited to the maximum amount which does not result in "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor legislation, or

          (b) such action receives the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, voting together as a single class, excluding from such vote and from Voting Shares deemed to be outstanding all Voting Shares Beneficially Owned by any Person that is or would be a party to such agreement or arrangement.

          10.  Reservation Of Shares.  The Corporation will at all times reserve
               ---------------------
and keep available out of its authorized but unissued shares of Common Stock, the number of such shares which are sufficient for issuance upon exercise of any then outstanding warrant, option or similar right to receive or acquire any class of Common Stock.

          11.  Certain Definitions
               -------------------

          For the purposes of this ARTICLE TEN:

               (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on August 30, 1991.

               (ii) "Beneficial Owner" when used with respect to any securities shall mean a Person that, individually or with or through any of its Affiliates or Associates,

                     (A) is the beneficial owner of such securities, within the meanings ascribed to the term beneficial owner in Rules l3d-3 and Rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on August 30, 1991;

                     (B) has (1) the right to acquire such securities (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, provided, however, that a Person shall not be deemed the Beneficial Owner of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote such securities pursuant to any agreement, arrangement or understanding, provided, however, that a Person shall not be deemed the Beneficial Owner of any securities because of such Person's right to vote such securities if the agreement, arrangement or understanding to vote such securities arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                       (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (2) of clause (B) of this definition), or disposing of such securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, such securities.

Securities that are "Beneficially Owned" by any Person shall mean all such securities of which such Person is the Beneficial Owner. The Corporation shall be permitted to conclusively rely upon its stock transfer ledger, public filings with regulatory agencies, such as Schedules 13D, or certificates of its stockholders in determining the Beneficial Ownership of any Person and its Affiliates of Voting Shares.

                (iii)  "Change in Control" [Deleted]

                (iv) "Equity Securities" shall have the meaning ascribed to such term in Rule 3a11-1 under the Exchange Act, as in effect on August 30, 1991.

                (v) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                (vi) "Interested Person" shall mean any Person (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner of more than 5% (five percent) of the aggregate voting power of the Voting Shares and any Affiliate or Associate of any such Person. For the purpose of determining whether a Person is an Interested Person, Voting Shares that are deemed outstanding and are deemed Beneficially Owned by such Person shall include unissued Voting Shares of the Corporation of which the Interested Person is the Beneficial Owner but shall not include any other Voting Shares of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, upon exercise of conversion rights, warrants, or options, or otherwise to any Person who is not the Interested Person.

                (vii) "Market Price" of shares of a class of an Equity Security of the Corporation on any day shall mean the highest sale price (regular way) of shares of such class of such Equity Security on such day, or if that day is not a trading day, then on the trading day immediately preceding such day, on the largest principal national securities exchange on which such class of Equity Security is then listed or admitted to trading, or if such class of Equity Security is not listed or admitted to trading on any national securities exchange, then the highest reported sale price for such shares in the over-the-counter market as reported on the NASDAQ National Market System, or if such sale prices shall not be reported thereon, then the highest bid price so reported, or if such price shall not be reported thereon, then as the same shall be reported by the National Quotation Bureau Incorporated, or if the price is not determinable as set forth above, then as determined in good faith by the Board of Directors.

          (viii) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(5) of the Exchange Act, as in effect on August 30, 1991.

          (ix) "Subsidiary" shall mean any company of which the Corporation is the Beneficial Owner, directly or indirectly, of (A) a majority of the fair market value of the outstanding Equity Securities of such company, or (B) Equity Securities having a majority of the voting power represented by all of the outstanding shares of capital stock of such company entitled to vote generally in the election of directors. For the purpose of determining whether a company is a Subsidiary, the outstanding Equity Securities thereof shall include unissued Equity Securities of which the Corporation is the Beneficial Owner but, except for the purpose of determining whether a company is a Subsidiary for the purpose of subsection (v) hereof, shall not include any other Equity Securities which may be issuable pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, warrants, or options, or otherwise to any Person who is not the Corporation.

          (x) "Voting Shares" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

     12.  Amendment.  The provisions of this ARTICLE TEN shall not be amended
          ---------
without the affirmative vote of the holders of Voting Shares which represent at least a majority of the aggregate voting power of all outstanding Voting Shares, voting together as a single class.


                                 ARTICLE ELEVEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.